Exhibit 10.1

LIMITED WAIVER AND FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

This LIMITED WAIVER AND FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of July 7, 2023, is entered into by and among PUMA BIOTECHNOLOGY, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto, the Purchasers party hereto and ATHYRIUM OPPORTUNITIES IV CO-INVEST 1 LP, as the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Issuer, the Guarantors, the Purchasers and the Administrative Agent entered into that certain Note Purchase Agreement dated as of July 23, 2021 (as amended or modified from time to time, the “Note Purchase Agreement”);

WHEREAS, the Issuer has notified the Administrative Agent and the Purchasers that an Event of Default under Section 9.01(b) of the Note Purchase Agreement may have occurred as a result of the Issuer’s failure to maintain Unrestricted Cash held in Deposit Accounts subject to a Deposit Account Control Agreement in favor of the Administrative Agent in excess of $20,000,000 on each day during the period from April 20, 2023 through June 6, 2023 as required pursuant to Section 8.16 of the Note Purchase Agreement due to the Issuer having transferred funds into accounts of the Issuer maintained by Morgan Stanley Smith Barney LLC with account nos. ending [***] and [***] prior to execution and delivery of a Deposit Account Control Agreement in respect thereof (the “Specified Event”);

WHEREAS, the Credit Parties have requested that the Note Purchase Agreement be amended, and that the Purchasers agree to waive the Specified Event, in each case as set forth below, subject to the terms and conditions specified in this Agreement; and

WHEREAS, the parties hereto are willing to amend the Note Purchase Agreement, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Limited Waiver of the Specified Event.

(a)    Subject to satisfaction of the conditions precedent set forth in Section 3 below, (i) the Purchasers party hereto (constituting all of the Purchasers) hereby waive, as of the date hereof, the Specified Event and (ii) the Administrative Agent hereby acknowledges the waiver provided by the Purchasers pursuant to clause (i) (collectively, the “Limited Waiver”).

(b)    Except as expressly set forth herein, the Limited Waiver shall not be deemed to constitute a consent to, or waiver or approval of, any other act, any other omission or any other failure by the Issuer or any other Credit Party to comply with the terms and provisions of the Note Purchase Agreement or any of the other Note Documents, and is limited solely to the matters set forth in this Section 1.

(c)    The Limited Waiver is a limited, one time waiver and, except as expressly set forth herein, shall not be deemed to: (i) constitute a waiver of any Default, Event of Default or any other breach by the Issuer or any other Credit Party of, or non-compliance by the Issuer or any other Credit Party with, the Note Purchase Agreement or any of the other Note Documents, whether now existing or hereafter arising, (ii) constitute a waiver of any right or remedy of the Administrative Agent or any Purchaser under the Note Purchase Agreement or any other Note Document which does not arise as a result of the Specified Event (in each case prior to giving effect to this Limited Waiver) or (iii) establish a custom or course of dealing or conduct between the Administrative Agent or any Purchaser, on the one hand, and the Credit Parties, on the other hand.

2.         Amendments. The Note Purchase Agreement is hereby amended as follows:

(a)    The following definitions are hereby added to Section 1.01 of the Note Purchase Agreement in appropriate alphabetical order to read as follows:

“Wells - LA Letter of Credit” has the meaning set forth in Section 8.03(j).

“Wells - LA Restricted Cash Account” has the meaning set forth in Section 8.01(p).

“Wells - SF Letter of Credit” has the meaning set forth in Section 8.03(j).

“Wells - SF Restricted Cash Account” has the meaning set forth in Section 8.01(p).

(b)    The following definitions in Section 1.01 of the Note Purchase Agreement are hereby amended to read as follows:

“Restricted Cash Account” means, collectively, (a) the Wells - LA Restricted Cash Account and (b) the Wells - SF Restricted Cash Account.

“SVB” means Silicon Valley Bridge Bank, N.A.

(c)    The definitions of “Cash-Secured Obligations”, “SVB – LA Letter of Credit”, “SVB - LA Restricted Cash Account”, “SVB – SF Letter of Credit”, “SVB - SF Restricted Cash Account”, “Wells Fargo Letters of Credit”, “Wells Fargo Restricted Cash Account” and “Wells to SVB Transition Time” are hereby deleted from Section 1.01 of the Note Purchase Agreement.

(d)    Clause (o) of Section 8.01 of the Note Purchase Agreement is hereby amended to read as follows:

(o)         [reserved];

(e)    Clause (p) of Section 8.01 of the Note Purchase Agreement is hereby amended to read as follows:

(p)         Liens in favor of Wells Fargo (i) solely on that certain restricted cash account no. [***] (and the amounts therein) (the “Wells - LA Restricted Cash Account”) to the extent securing the Wells - LA Letter of Credit, so long as the amount in such restricted cash account in respect of such letter of credit does not exceed $1,500,000 in the aggregate and (ii) solely on that certain restricted cash account no. [***] (and the amounts therein) (the “Wells - SF Restricted Cash Account”) to the extent securing the Wells - SF Letter of Credit, so long as the amount in such restricted cash account in respect of such letter of credit does not exceed $1,091,380 in the aggregate; and

(f)    Clause (h) of Section 8.03 of the Note Purchase Agreement is hereby amended to read as follows:

(h)         obligations owing to SVB on account of corporate credit card services, including the Issuer’s credit card issued by SVB, in an aggregate amount not to exceed $750,000 at any time;

(g)    Clause (j) of Section 8.03 of the Note Purchase Agreement is hereby amended to read as follows:

(j)         (i) that certain irrevocable standby letter of credit issued by Wells Fargo with respect to the Issuer’s lease of office space in Los Angeles, California, in an aggregate amount not to exceed $1,500,000 (the “Wells - LA Letter of Credit”) and (ii) that certain irrevocable standby letter of credit issued by Wells Fargo with respect to the Issuer’s lease of office space in San Francisco, California, in an aggregate amount not to exceed $1,091,380 (the “Wells - SF Letter of Credit”); and

3.         Condition Precedent. This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions:

(a)    The Administrative Agent shall have received counterparts of this Agreement duly executed by the Issuer, the Guarantors, the Purchasers and the Administrative Agent.

(b)    The Administrative Agent, the Issuer and Wells Fargo shall have entered into a Deposit Account Control Agreement (or an amendment to an existing Deposit Account Control Agreement) in respect of the Issuer’s euro currency account no. [***].

4.          Reaffirmation of Representations and Warranties; No Default. The Issuer and each other Credit Party represents and warrants to the Administrative Agent and each Purchaser that after giving effect to this Agreement (a) the representations and warranties of the Issuer and each other Credit Party contained in Article VI of the Note Purchase Agreement or any other Note Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in clauses (a) and (b) of Section 6.05 of the Note Purchase Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 7.01 of the Note Purchase Agreement, respectively, and (b) no Default or Event of Default exists.

5.         Miscellaneous.

(a)         The Note Purchase Agreement and the obligations of the Credit Parties thereunder and under the other Note Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)         Sections 11.14 and 11.15 of the Note Purchase Agreement are incorporated herein by reference and shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.

(c)         As a material part of the consideration for the Administrative Agent and the Purchasers entering into this Agreement, the Credit Parties agree that the Administrative Agent, the Purchasers, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Purchaser Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Note Documents, in each case arising on or prior to the date hereof, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Purchaser Group as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(d)         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISSUER:

PUMA BIOTECHNOLOGY, INC.,

a Delaware corporation

By: /s/ Alan Auerbach

Name: Alan Auerbach

Title: Chief Executive Officer

ADMINISTRATIVE AGENT:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By:/s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory

PURCHASERS:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By:/s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory